Exhibit 99.1

Pegasus Digital Mobility Acquisition Corp. Announces the Results of its Extraordinary General Meeting and Amendment of its Memorandum and Articles of Association

GREENWICH, CT (April 19, 2023) -- Pegasus Digital Mobility Acquisition Corp. (NYSE: PGSS.U) (the "Company"), a special purpose acquisition company founded by Strategic Capital Fund Management, LLC (the "Sponsor"), today announced the results of its Extraordinary General Meeting. The Company's stockholders have approved the adoption of the second amended and restated articles of association in the form proposed, to among other things (i) make certain updates to reflect the decision by the board of directors of the Company (the "Board") to exercise the first extension option pursuant to which the date by which the Company has to consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination ("business combination") was extended from January 26, 2023 to April 26, 2023 (being the date falling 18 months after the consummation of the Company’s initial public offering, (ii) amend the amount which the Sponsor is required to deposit in the Company's trust account in order to exercise the second extension option to extend the date by which the Company has to consummate a business combination to July 26, 2023 to $0.10 per Class A ordinary share then in issue (after giving effect to any redemptions of such shares which are tendered for redemption in connection with the Extraordinary General Meeting), (iii) insert a third extension option to enable the Board to extend the date by which the Company has to consummate a business combination from July 26, 2023 to December 31, 2023 and (iv) insert a voluntary redemption right in favor of the holders of the Company’s Class A ordinary shares then in issue enabling public shareholders to redeem such shares on July 26, 2023 for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to the Company to pay its taxes, divided by the number of Class A ordinary shares then in issue, if the Board elects to exercise the extension until December 31, 2023.

Upon Board approval of an extension to July 26, 2023, the Sponsor will deposit $719,907.30 into the Company's trust account, on or before April 26, 2023, representing $0.10 per Class A ordinary share then in issue. Stockholders holding 15,300,927 shares of Class A ordinary shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company's trust account. As a result, $160,337,374.32 will be removed to pay such holders, with approximately $75,438,596.90 remaining in the Company's trust account. Following the redemption, the Company's remaining number of Class A ordinary shares was 7,199,073.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements." All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Pegasus Digital Mobility Acquisition Corp.

The Company is a blank check company incorporated as a Cayman Islands exempted entity. The Company was founded by Strategic Capital, an investment management organization focused on digital economy investments. The Company is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses.

CONTACT

Robert Bruce

Chief Marketing Officer

Strategic Capital Fund Management, LLC

rbruce@scfundmanagement.com